Exhibit 99.8

CONSENT OF PROSPECTIVE DIRECTOR

I, M.V. Hughes, III, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ M.V. HUGHES, III
M.V. Hughes, III

Dated: September 1, 2005